UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2018
____________________
EXICURE, INC.
(Exact name of Registrant as specified in its charter)
____________________

Delaware	000-55764	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8045 Lamon Avenue
Suite 410
Skokie, IL 60077
(Address of principal executive offices)
Registrant’s telephone number, including area code: (847) 673-1700
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.

On August 22, 2018, Exicure, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with several accredited investors (the “Investors”) pursuant to which the Company agreed to issue and sell a total of 4,889,217 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a purchase price of $4.50 per share, resulting in approximately $22 million in gross proceeds to the Company. These shares were issued in a private placement financing (the “Private Placement”). Ladenburg Thalmann, Castle Hill Capital Partners and Katalyst Securities LLC (collectively, the “Placement Agents”) acted as placement agents in connection with the Private Placement.

The Company also entered into a registration rights agreement with the investors in the Private Placement (the “Registration Rights Agreement”), which requires that the Company file a “resale” registration statement with the SEC covering the Shares issued in the private placement within 30 calendar days from the final closing of the Private Placement.

In connection with this closing of the the Private Placement, the Placement Agents received an aggregate of $1,680,104 in cash placement fees. The Company has also reimbursed the Placement Agents for up to $87,480 of expenses incurred in connection with this closing of the Private Placement.

The offer and sale of the Shares in the Private Placement were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended or Rule 506 of Regulation D promulgated by the SEC. This closing of the Private Placement was conducted on a “reasonable best efforts” basis.

The above descriptions of the Subscription Agreements and the Registration Rights Agreement are qualified in their entirety by reference to Exhibits 10.1 and 4.1 attached hereto, respectively.

Item 3.02    Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 7.01    Regulation FD Disclosure.

The Company believes that, based on its current operating plans as of the date of the filing of this Current Report on Form 8-K, its existing cash and cash equivalents are sufficient to meet its anticipated cash requirements into 2020.

The information responsive to Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this Current Report on Form 8-K, are forward-looking statements. The words “anticipate,” “believe,” “will,” or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include statements about our estimates of our cash runway projections. These forward-looking statements represent our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of, and results from, pre-clinical trials, clinical trials, the potential need to conduct additional pre-clinical trials and clinical trials to obtain approval of our therapeutic candidates for all intended indications, as well as any additional collaborations that we may enter into with third parties for our therapeutic candidates and any unforeseen cash needs. In addition, these forward-looking statements could differ materially due to a number of important factors, including those risk factors discussed in our public filings with the Securities and Exchange Commission. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and we expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 8.01    Other Events.

Following the completion of the initial closing of the Private Placement described above and as of the date of the filing of this Current Report on Form 8-K, the Company has an aggregate of 44,344,038 shares of Common Stock issued and outstanding.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Registration Rights Agreement by and among the Company and the persons named therein.
10.1	Form of Subscription Agreement by and between the Company and each investor in connection with the initial closing of the Private Placement.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2018	EXICURE, INC.

	By:	/s/ David A. Giljohann, Ph.D.
	Name:	David A. Giljohann, Ph.D.
	Title:	Chief Executive Officer